UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134
(Address of principal executive offices)

(630) 708-0750
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

2050 Motors, Inc. has filed Certificates of Correction to its Amended Articles of Incorporation originally filed with the Secretary of State of California on April 18, 2018 and September 6, 2018 to reflect two classes of stock – Common Shares and Preferred Shares. Prior management had incorrectly created a Series A Preferred Class which resulted in the Company having three (3) classes of stock – Common Shares, Preferred Shares, and Series A Preferred Shares – which was ambiguous and confusing.

As a result of the corrections, 2050 has authorized shares as follows: three (3) billion Common Shares and ten (10) million Preferred Shares, of which there are three series – 1) three (3) million Series A (each converts into one common share and has fifty votes; 2) six (6) million Series B (each converts into 1,000 common shares and has 1,000 votes); and 3) one (1) million Series C (each converts into one common share and has 10,000 votes).

As of October 30, 2019, 2050 Motors has 1,803,560,305 Common Shares issued and outstanding, three (3) million Series A Preferred Shares issued and outstanding, five hundred twenty-five thousand (525,000) Series B Preferred Shares issued and outstanding, and one (1) million Series C Preferred Shares issued and outstanding. Each Series of Preferred Stock accrues a 1% annual dividend and has rights typically associated with preferred equity. Management intends to change the voting rights of the Series A Preferred stock so that each share has one (1) vote rather than fifty (50) votes in the near future to further streamline the share structure of the Company.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Certificate of Correction to the Amended Articles – April 18, 2018
10.2	Certificate of Correction to the Amended Articles – September 6, 2018
10.3	Series A Preferred Stock Certificate of Determination – April 15, 2019
10.4	Series B Preferred Stock Certificate of Determination – April 15, 2019
10.5	Series C Preferred Stock Certificate of Determination – March 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: October 30, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer